EXHIBIT 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (“Agreement”), is made and entered into effective as of July 11, 2011 (the “Effective Date”), by and between Circle Star Energy Corp. (formerly known as Digital Valleys Corp.), a Nevada corporation with a principal business address of 1100 Dexter Ave. North, Suite 100, Seattle, Washington 98109 (the “Company”) and G. Jonathan Pina (the “Executive”).

           PRELIMINARY STATEMENT. The Company desires to employ the Executive as Chief Financial Officer of the Company. The Executive understands that his employment with the Company is contingent upon the Executive’s agreement to the terms and conditions set forth herein.

           NOW THEREFORE, in consideration of the premises and of the respective covenants and agreements of the parties herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

           1.        Defined Terms. Unless otherwise defined herein, capitalized Unless otherwise defined herein, capitalized terms used in this Agreement shall have the following meanings:

                      1.1           "Board" means the Board of Directors of the Company.

                      1.2           "Cause" means any or all of the following:

(a)
any material breach by the Executive of his obligations under Sections 12.1, 12.2, or 12.3 of this Agreement, if the Company provided the Executive with written notice of such Cause and the Executive failed to remedy the situation to the reasonable satisfaction of the Company within thirty (30) days of the date of such notice;

(b)	Executive’s conviction of, or plea of guilty to, any felony charge, or of any crime involving moral turpitude, fraud or misrepresentation;

(c)	the material breach by the Executive of a fiduciary obligation to the Company;

(d)	intentional fraud, misrepresentation, or embezzlement by the Executive in the course of his employment; and/or

(e)
any willful and continual material neglect or refusal or failure of failure of the Executive to perform his duties as an employee of the Company, if the Company provided the Executive with written notice of such Cause and the Executive failed to remedy the situation to the reasonable satisfaction of the Company within thirty (30) days of the date of such notice; provided that isolated and insubstantial neglect or failures shall not constitute Cause hereunder.

All determinations of Cause for termination pursuant to this Section shall be determined by the Board, and shall require at least a two-thirds vote of the entire Board, excluding the participation of the Executive.

                      1.3           “Change in Control” shall mean:

(a)	the acquisition, directly or indirectly, of 50 percent or more of the shares of the Company, by an individual or entity,

(b)	the sale by the Company of all or substantially all of its assets to a single purchaser or a group of associated purchasers,

(c)	the decision by the Company to terminate its business, liquidate or assign its assets, or institute a proceeding to adjudicate it a bankrupt or insolvent;

(d)
the filing of an involuntary bankruptcy petition against the Company or other proceeding seeking the reorganization of the Company’s debts or any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing;

(e)	the involuntary appointment of a receiver, assignee, liquidator, trustee, or similar officer for the Company or for all or any part of its property; and/or

(f)
the recapitalization, reorganization, merger, consolidation, or other similar transaction of the Company in which the members of the Company immediately prior to the merger or consolidation receive less than 50 percent of the outstanding voting capital securities of the surviving entity.

      1.4           “Good Reason"means any or all of the following:

(a)	a requirement that the Executive be based at any office or location outside of the greater Houston, Texas area;

(b)
a material breach by the Company of its obligations under this Agreement including but not limited to a material reduction in the Executive’s duties, authority, or base salary, if the Executive provided the Company with written notice of such Good Reason and the Company failed to remedy the situation within thirty (30) days of the date of such notice, or if the Company failed to remedy the situation within ten (10) days following written notice if such breach is for the payment of money;

(c)	a Change in Control of the Company, as defined herein, unless this Agreement is assumed by the successor to the Company; and/or

(d)
a Prohibited Event occurs, provided that the Executive gave the Company written notice of such Prohibited Event and the Company failed to remedy the situation within thirty (30) days of the date of such notice. For this purpose, a “Prohibited Event” exists if: (1) the Executive is not Chief Financial Officer of the Company during the Employment Period or (2) the Chief Financial Officer is not the highest ranking financial officer of the Company with the power to appoint and remove all other employees of the Company.

      1.5            “Permanent Disability” means, with respect to the Executive, that the Executive has become physically or mentally incapacitated or disabled so that, in the reasonable judgment of the Board, he is unable to perform the essential functions of his position under this Agreement, with or without reasonable accommodation, and such condition has continued for at least six consecutive calendar months or for 180 working days in any 12 month period.

           2.           Employment of Executive. Effective as of the Effective Date, the Company hereby engages the Executive as an executive employee for the period specified in Section 3 hereof, and the Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement. The Executive’s primary place of employment will be in Houston, Texas with business responsibilities in the geographic region containing the properties of the Company, currently located in the following Texas counties: Crane, Scurry, Victoria, Dimmit, Zavala, Madison, Woodbine, Grimes, Madison, Robertson, Fayette and Lee (the “Area”). The Executive may be required to engage in reasonable travel at the Company’s expense in the performance of his duties hereunder, but he shall not be required to relocate from Houston, Texas.

           3.           Term.  Except as otherwise provided in Section 7 hereof, the term of employment hereunder shall be the two-year period beginning on the Effective Date and ending on the second anniversary of the Effective Date (the “Employment Period”); provided however that the Employment Period shall be automatically extended by one year from the date it would otherwise end (whether upon expiration of the original Employment Period or any extension(s) thereof) unless (a) notice is given by the Executive or the Company at least 30 days prior to the expiration of the Employment Period (or at least 30 days prior to the expiration of any extension thereof) or (b) this Agreement is otherwise terminated pursuant to Section 7 of this Agreement.  This automatic renewal provision does not alter either party’s right to terminate the Agreement with appropriate notice in accordance with Section 7.

           4.           Duties of Executive. The Executive’s principal duties on behalf of the Company are and shall be to fulfill the obligations and duties of Chief Financial Officer, which are all of the duties customarily involved in such positions, including duties associated with reporting and accounting obligations with the United States Securities and Exchange Commission, the Sarbanes-Oxley Act, and duties of the Principal financial officer of publicly traded energy and petroleum companies.  The Executive shall be responsible for reporting to the Board.

           5.           Extent of Services. The Executive acknowledges that he is serving as an executive officer of the Company, and as such covenants and agrees that his principal employment during the Employment Period shall be with the Company, and that he will devote his full business-time efforts and attention to the business of the Company and agrees not to engage in any other business activity, for his own account or for or on behalf of any other person, firm or corporation, which would hinder his ability to perform his obligations as Chief Financial Officer of the Company.

           6.           Compensation and General Benefits. The Executive shall be compensated for his services under this Agreement as follows:

6.1
Salary. During the Employment Period and any extensions thereof, the Company shall pay the Executive a salary of not less than $15,000 per month or $180,000 annually.  Such salary shall be paid in equal monthly, semi-monthly or weekly payments, as determined by the Board.  The Executive’s salary may be increased at the discretion of the Board, acting reasonably.

6.2
Fringe Benefits. During the Employment Period, the Executive shall be permitted to participate in any health insurance plans as may be adopted and approved by the Board for Executive officers. The Executive acknowledges that no health insurance or employee benefit plans currently exist and the adoption of such plans are at the sole discretion of the Board. The Executive acknowledges and understands that the Company is under no obligation to adopt or implement such plans.

6.3
Employee Compensation Plan. The Executive is eligible to participate in (but not obligated to  participate in) such profit sharing, bonus, stock purchase, incentive and performance award programs which are available to other employees of the Company with comparable authority or duties.

The Board has approved the following Executive Compensation Plan benefits for the Executive:

(a)           Signing Bonus: The Executive is to receive a signing bonus of 1,500,000 shares of common stock of the Company (the “Bonus Shares”) reserved for issuance on the execution and delivery of this Agreement, vesting and payable as follows:

(i)           500,000 Bonus Shares vesting and payable on the execution and delivery of this Agreement;

(ii)           500,000 Bonus Shares vesting and payable 12 months after the Effective Date;

(iii)           500,000 Bonus Shares vesting and payable 24 months after the Effective Date;

any unvested Bonus Shares will revert to the Company on termination of the Executive’s employment.

The Bonus Shares have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any states securities laws. The Bonus Shares are restricted securities as defined in Rule 144(a)(3) of the U.S. Securities Act and will bear a legend in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

In the event the Company proposes for any reason to register any of its shares of common stock or other securities under the U.S. Securities Act in connection with the proposed offer and sale of its shares of common stock or other securities, for either its own account or on behalf of any other security holders on a form which is suitable for an offering securities for cash and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Executive shall have the right to request inclusion of the Bonus Shares included in such registration, subject to customary conditions as may be imposed by underwriters or the Company.

(b)           Stock Option Grants: The Company will grant the Executive 350,000 options to purchase shares of the Company’s common stock, at an exercise price of $0.50 per share (the “Stock Options”), vesting as follows:

(i)           116,666 Stock Options vesting 12 months after the Effective Date;

(ii)           116,667 Stock Options vesting 24 months after the Effective Date; and

(iii)           116,667 Stock Options vesting 36 months after the Effective Date.

The Company will undertake to adopt a stock option plan in a form customary for similar situated companies. The stock option plan will contain standard provisions as may be approved by the Board.

(c)           Tax Obligations: The Executive hereby agrees to make adequate provision for, and, is individually responsible for payment of, any sums required to satisfy the applicable federal, state, local or foreign employment, social insurance, payroll, income or other tax withholding obligations (the “Withholding Obligations”) that arise in connection with the Bonus Shares and the Stock Options (jointly the “Award”). The Company may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with the Award. The Executive hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by (1) withholding a portion of the Award having a value equal to the amount of Withholding Obligation in accordance with such rules as the Company may from time to time establish; provided, however, that the amount of the Award so withheld shall not exceed the amount necessary to satisfy the required Withholding Obligations using applicable minimum statutory withholding rates; (2) withholding from the wages and other cash compensation payable to the Executive or by causing the Executive to tender a cash payment or other Award to the Company; or (3) selling on the Executive’s behalf (using any brokerage firm determined acceptable to the Company for such purpose) a portion of the Award as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations. The Executive shall be responsible for all brokerage fees and other costs of sale, and the Executive further agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale. The Company may refuse to deliver the Award if the Executive fails to comply with the Executive’s obligations in connection with the Withholding Obligations described in this paragraph.

6.4
Performance Bonuses and Incentive Compensation. The Executive may receive performance bonuses and other incentive compensation based upon the recommendations and approval, and subject to the sole discretion, of the Board.

6.5
Business Expenses. During the Employment Period, the Company shall pay or reimburse the Executive for all reasonable business expenses, including but not limited to travel and entertainment expenses, in accordance with the policies of the Company applicable to executive officers. The Executive shall maintain and provide the Company with records of such expenses in accordance with the rules and regulations promulgated by the Company.

6.6
Vacation. During each twelve (12) month period during which the Executive is employed by the Company pursuant to this Agreement, the Executive shall be entitled to four weeks of paid vacation.  Should the Executive have any earned but unused vacation time at the expiration of such twelve (12) month period in which it was earned, he shall be entitled to carry a maximum of eight weeks (or such lesser amount as was earned and is unused) into the next calendar year.

6.7
Taxes. The Company may reduce any payment made to the Executive under this Agreement by any required federal, state or local government withholdings, deductions for taxes or similar charges with respect to any actual or constructive payment or compensation to the Executive under this Agreement. The Executive agrees that the Executive is solely responsible for the payment of any federal, state or local government taxes or similar withholdings related to the Bonus Stock or Stock Options issued or issuable pursuant to Section 6.3(a) and 6.3(b), as applicable.

6.8
No Other Payments. The compensation payable to the Executive pursuant to this Agreement will be in consideration for all services rendered by the Executive under this Agreement, and the Executive will receive no other compensation for any service provided to the Company, unless the Company in its sole discretion otherwise determines.

           7.           Termination of Employment. The employment of the Executive under this Agreement will terminate on the earliest of:

7.1	Termination by the Company Without Cause. The 90th calendar day after the Company gives the Executive written notice of termination without Cause.

7.2	Termination by the Company With Cause. If an event or circumstance within the definition of Cause occurs, immediately after the Company gives the Executive written notice of termination for Cause.

7.3
Termination by the Executive For Good Reason. If an event or circumstance within the definition of Good Reason occurs, immediately after the Executive gives the Company written notice of termination for Good Reason.

7.4	Termination by the Executive Without Good Reason. The 30th calendar day after the Executive gives the Company written notice of termination of his employment without Good Reason.

7.5
Retirement.  Executive may retire at any time by giving the Company not less than sixty days written notice of his intent to retire, specifying the date of retirement. The Company shall not be obligated to pay  Executive a monthly retirement benefit following his retirement.

7.6	Permanent Disability. The Permanent Disability of the Executive.

7.7	Death. The death of the Executive.

7.8	Expiration of Employment Period. The natural expiration of the Employment Period.

             8.           Notice of Termination. Any notice of termination of the Executive’s employment under this Agreement shall be communicated in writing and delivered to the other party as provided in Section 13 and shall specify the termination provision relied upon by the party giving such notice. The Executive shall have a reasonable opportunity to be heard by the Board prior to any termination for a “Cause” described in (a), (c) or (e) of the definition of “Cause”.

9.           Termination of Corporate Office.  In the event that the employment of Executive is terminated for any reason and Executive, at the time of such termination, holds office as an officer of the Company, such office shall terminate and Executive shall be deemed to have resigned the same automatically and without notice as of the effective date of the termination of employment.

10.          Severance Conditions Upon Termination of Employment Relationship.  The employment shall be subject to the following conditions:

10.1
Termination by the Company Without Cause or by the Executive for Good Reason. If the Company terminates Executive’s employment without Cause, or the Executive terminates employment for Good Reason, the Executive shall receive severance paid as follows:

(a)
if the termination occurs after six (6) months, but less than twelve (12) months of employment, the Company shall pay Executive a severance benefit (based upon Executive’s base annual salary and medical and dental insurance, if any, immediately preceding his termination)  equal to six (6) months salary, and Executive shall be reimbursed for the cost of medical and dental insurance as the Company is then obligated to provide Executive, if any, for a period of six (6) months; or

(b)
if the termination occurs after twelve (12) or more months of employment under the terms of this Agreement, the Company shall pay Executive a severance benefit (based upon Executive’s base annual salary and medical and dental insurance, if any, immediately preceding his termination) equal to twelve (12) months salary, and Executive shall be reimbursed for the cost of medical and dental insurance as the Company is then obligated to provide Executive, if any, for a period of twelve (12) months.

10.2
Termination by the Company For Cause or by the Executive Without Good Reason. If the Company terminates the Executive’s employment for Cause or the Executive terminates his employment without Good Reason, then (a) the Company shall pay to the Executive, on the date of termination of employment, the Executive’s salary and unreimbursed business expenses up to the date of termination of employment, and (b) the Executive shall not receive any severance pay.

10.3
Termination for Permanent Disability or Death. If the Executive’s employment is terminated due to his Death or Permanent Disability, the Company shall pay the Executive, or the Executive’s estate, as the case may be, a benefit, which shall be the lesser of (based upon Executive’s base annual salary immediately preceding his Death or Permanent Disability): (i) three months salary plus an additional three months salary for each twelve month period of service or (ii) the salary otherwise payable to Executive through the end of the Employment Period; provided, however, the maximum benefit shall not exceed 12 months

11.           Conditions to Receipt of Severance.

11.1
Separation Agreement and Release of Claims. The receipt of any severance pursuant to Section 10 will be subject to Executive signing, not revoking and complying with a separation agreement and release of claims in a form reasonably satisfactory to the Company.  No severance pursuant to such section will be paid or provided until the separation agreement and release agreement becomes effective.

11.2
Section 409A. If the Company reasonably determines that the imposition of additional tax under Section 409A of the Internal Revenue Code of 1986, as amended, will apply to the payment of any cash severance payments otherwise due to Executive pursuant to Section 6, then notwithstanding anything to the contrary in this Agreement, any cash severance payments otherwise due to Executive pursuant to Section 6 or otherwise on or within the six-month period following Executive’s termination will accrue during such six-month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination.  In addition, this Agreement will be deemed amended to the extent necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Code Section 409A and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder and the parties agree to cooperate with each other and to take reasonably necessary steps in this regard.

12.           Confidentiality and Non-Competition Provisions.

12.1
Confidentiality. The Executive acknowledges that he will be making use of, acquiring, and/or adding to Confidential Information of the Company of a special and unique nature and value. The Executive covenants and agrees that he shall keep and maintain such Confidential Information strictly confidential and shall not, anywhere in the world, at any time, directly or indirectly, for himself, or on behalf of any person, firm, partnership or corporation, or otherwise, except as otherwise directed by the Company, or necessary to perform his obligations under this Agreement, divulge or disclose for any purpose whatsoever, any Confidential Information that has been obtained by, or disclosed to, him as a result of his relationship with the Company. This Agreement specifically prohibits the Executive from disclosing to any person, firm, partnership or corporation or otherwise, trade secrets or other Confidential Information relating to the business of the Company. “Confidential Information” as used herein shall mean any and all information regarding or relating to the business affairs of the Company, including without limitation any and all financial, technical, trade secret, and any other proprietary or confidential information (written or oral); provided however, “Confidential Information” shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of this Agreement; (ii) was or is developed by the Executive independently of and without reference to any Confidential Information; or (iii) was, is or becomes available to the Executive on a non-confidential basis from a third party who is not prohibited from transmitting such information by a contractual, legal or fiduciary duty.

             12.2        Disclosure of Confidential Information. In the event that the Executive is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to make any disclosure which is prohibited or otherwise constrained by Section 12, the Executive agrees that he will provide the Company with prompt notice of such request so that the Company may seek an appropriate protective order or other appropriate remedy and/or waive the Executive’s compliance with the provisions of Section 12. In the event that such protective order or other remedy is not obtained, or the Company grants a waiver hereunder, the Executive may furnish that portion (and only that portion) of the information which the Executive is legally compelled to disclose or else stand liable for contempt or suffer other censure or penalty; provided, however, that the Executive shall use his reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any information so disclosed. The Company may obtain temporary, preliminary or permanent restraining orders, decrees or injunctions as may be necessary to protect the Company against, or on account of, any actual or threatened violation of this Section 12.

             12.3         Non-Competition. As a material inducement to the Company to enter into this Agreement, the Executive agrees that during the Employment Period or during the period of time during which the Executive is receiving remuneration by the Company under Section 9 (whichever is shorter), the Executive shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld, directly or indirectly, own, invest in, manage, operate, control or join in or participate in the ownership, management, operation or control of or be employed by or connected in any manner with any business located in the “Restricted Area” which is in competition with the “Business”. Notwithstanding the foregoing, the Executive may:

(a)
own less than two percent (2%) of the outstanding securities of any entity coming within the restrictions of the previous sentence, the securities of which are listed on a national securities exchange or are traded in the national over-the-counter market as quoted by the Financial Industry Regulatory Authority, Inc. to The Wall Street Journal, if the Executive does not participate in the management of, perform services for, or have any other beneficial interest in, such entity;

(b)	be a member of the board of directors of, or act as a consultant or advisor to, other companies that do not directly compete with the Company; and

(c)	participate in the formation of any business or commercial entity with the consent of the Board of Directors, such consent not to be unreasonably withheld.

12.4         Solicitation of Employees. As a material inducement to the Company to enter into this Agreement, the Executive agrees that for a period of one year beyond the date of Executive’s termination from employment for whatever reason, the Executive shall not, directly or indirectly, for himself or on behalf of any person, firm, partnership or corporation, or otherwise, solicit for employment or as a consultant or independent contractor, enter into an independent contract or relationship, or employ any person employed by the Company at any time during the term of such restriction, or otherwise interfere with the employment relationship between the Company and any such employee

12.5          Interference With Business. As a material inducement to the Company to enter into this Agreement, the Executive agrees that for a period of one year beyond the date of Executive’s termination from employment for whatever reason, the Executive shall not, directly or indirectly, for himself or on behalf of any person, firm, partnership or corporation, or otherwise disparage the Company.

12.6          Defined Terms. For purposes of this Section 12, “Restricted Area” means the geographic region containing the properties of the Company located in Texas, including the following counties:  Crane, Scurry, Victoria, Dimmit, Zavala, Madison, Woodbine, Grimes, Madison, Robertson, Fayette and Lee; “Business” means an oil and gas exploration and production business; and “Disparage” means to make a defamatory statement at common law or to make a statement or remark which discredits or detracts from the reputation, business, or professional standing of the Company; provided, however, that the term shall not be construed to apply to statements made during the course of actual future litigation, if any, between Executive and the Company or in connection with the prosecution or defense of claims made there.

12.7          Fair and Reasonable. The Executive has carefully read and considered the provisions of this Section 12, and having done so, agrees that the restrictions set forth in this Section 12, and geographical areas of restriction, are fair and reasonable and are reasonably required for the protection of the interests of the Company.

12.8          Remedies. The Executive agrees that his violation of any term, provision, covenant or condition of this Section 12 may result in irreparable injury and damage to the Company which will not be adequately compensable in money damages, and that the Company will have no adequate remedy at law therefor. In addition to any other rights or remedies that the Company may have at law or in equity, under this Agreement, or otherwise, the Executive agrees that the Company may obtain temporary, preliminary or permanent restraining orders, decrees or injunctions as may be necessary to protect the Company against, or on account of, such violation, without the necessity that the Company post a bond for such relief. Nothing in this Section shall be construed to limit the Company’s rights or remedies for or defenses to any action, suit or controversy arising out of this Agreement.

           13.           Indemnification.  The Company shall indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges, and expenses incurred or sustained by the Executive in connection with any action, suit, or proceeding to which the Executive may be made a party by reason of being an officer, director, or employee of the Company or of any subsidiary or affiliate of the Company.  The Company shall use commercially reasonable efforts to provide, at its expense, directors’ and officers’ liability insurance for executives of the Company, including the Executive.

          14.           No Mitigation.  The Executive shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer after the date of termination of employment by the Company.

           15.           Severability. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, unenforceable or in whole or in part, by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect.

           16.           Warranty. The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from legally entering into this Agreement, or which would be breached by the Executive upon execution of this Agreement.

           17.           Notices. All notices hereunder shall be in writing and shall be deemed given if hand-delivered or deposited with a nationally recognized overnight delivery service such as FedEx for next Business Day delivery, or in the mail, postage prepaid, registered or certified with a return receipt requested, and addressed as follows:

If to Executive:

G. Jonathan Pina 12131 Gladewick Drive Houston, Texas 77077

If to Company:

Circle Star Energy Corp. 1100 Dexter Ave. North, Suite 1100 Seattle, Washington 98109

or to such other addresses as the parties hereto may designate by written notice pursuant to this paragraph.

           18.           Effective Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

           19.           Amendment. This Agreement may be amended or modified only by an agreement in writing signed by the Company and the Executive.

           20.           Entire Agreement. This Agreement is complete, and all promises, representations, understandings, warranties, and agreements with reference to the subject matter herein have been fully and finally expressed herein; and this Agreement supersedes any and all prior agreements with respect to the subject matter hereof.

           21.           Captions. The titles to the paragraphs herein are not considered part of this Agreement.

           22.           Successors and Assigns. Any successor of the Company or of its assets, business and goodwill, by purchase, merger or reorganization, shall succeed to all of the rights and be responsible for the performance of all the obligations of the Company under the terms of this Agreement, in the same manner and to the same extent as though such successor were the Company. The rights and responsibilities of the Executive hereunder are personal and shall not be transferable by assignment or otherwise.

           23.           Attorneys’ Fees And Costs.  In the event that it shall become necessary for either of the parties to obtain the services of an attorney in order to enforce the provisions hereof, then, in that event, the defaulting party shall pay the prevailing party all reasonable attorneys’ fees and all costs incurred in connection therewith, including the costs of any appeal.

   24.           Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Texas.

           25.           Consent To Jurisdiction, Service of Process, And Venue.  Executive agrees that any dispute or claim between Executive and the Company shall be adjudicated exclusively in the in a court in the State of Texas, and agrees not to commence or pursue an action in any other state or federal court.  The Executive also expressly consents to the exclusive jurisdiction of such court and to service of process in any manner provided under Texas law with respect to any such legal action or proceeding involving Executive and the Company.  Claims or disputes covered by this agreement include, without limitation, any relating to, arising out of, or resulting from Executive’s relationship with the Company, the termination of that relationship with the Company, and specifically includes any claim under any statute (including, without limitation, any claim arising under or based upon the Age Discrimination Employment Act, Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, or any other federal or state anti-discrimination law, the Fair Labor Standards Act or any other federal or state wage law, the Equal Pay Act, the Employee Retirement Income Security Act, et cetera) and any claim under contract, quasi-contract, estoppel, or tort.  Both Executive and the Company waive any claim for punitive damages.

26.           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

           IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have caused this Agreement to be executed as of the date first above written.

CIRCLE STAR ENERGY CORP.

By: ____________________________
Name: __________________________
Title: ___________________________

__________________________________
G. Jonathan Pina